Exhibit 4.2

GALERA THERAPEUTICS, INC.

SECOND AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

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6.4. Titles and Subtitles	24
6.5. Notices	24
6.6. Amendments and Waivers	25
6.7. Severability	25
6.8. Aggregation of Stock	25
6.9. Entire Agreement	26
6.10. Dispute Resolution	26
6.11. WAIVER OF JURY TRIAL	26
6.12. Dispute Resolution Fees	26
6.13. Delays or Omissions	27
6.14. Acknowledgment	27
6.15. Prior Agreement	27
6.16. Tekla Funds	27

Schedule A  -   Schedule of Investors

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SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 30th day of August, 2018, by and among Galera Therapeutics, Inc., a Delaware corporation (the “Company”) and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor.”

RECITALS

WHEREAS, the Company and certain of the Investors (the “Exisiting Stockholders”) entered into an Amended and Restated Investors’ Rights Agreement, dated October 1, 2015, as amended by that First Amendment to the Amended and Restated Investors’ Rights Agreement, dated January 21, 2016, as amended by that Second Amendment to the Amended and Restated Investors’ Rights Agreement, dated November 15, 2016 (as amended, the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors (the “Purchasers”) are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (as may be amended from time to time, the “Purchase Agreement”);

WHEREAS, Section 6.6 of the Prior Agreement provides that the Prior Agreement may be amended by the written consent of the Company, (a) the holders of a majority of the Registrable Securities then outstanding, and (b) at least three of New Enterprise Associates 14, L.P., Novartis BioVentures Ltd., Novo Holdings A/S, and Sofinnova Venture Partners IX, L.P. so long as each of such holders owns at least 2,500,000 shares of Registrable Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) ((a) and (b) the “Prior Requisite Holders”);

WHEREAS, the Existing Stockholders executing this Agreement constitute the Prior Requisite Holders on the date hereof; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Purchasers to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company desire to amend and restate the Prior Agreement and hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions.For purposes of this Agreement:

1.1. “Affiliate” and correlative terms mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, investment adviser, officer,director or trustee of such Person or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment adviser with, such Person.

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1.2. “Clarus Funds” means, collectively, Clarus IV-A, L.P., Clarus IV-B, L.P., Clarus IV-C, L.P., Clarus IV-D, L.P. together with each of its successors and assigns Affiliated with Clarus IV GP, LLC.

1.3. “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.4. “Competitor” means a competitor of the Company, as reasonably determined by the Board of Directors, including a majority of the Preferred Directors; provided, however, that (i) Novartis Bioventures Ltd. and its Affiliates that are engaged in the business of the Novartis Venture Fund (collectively, the “NBV Investors”) shall not be deemed to be Competitors for purposes of this definition solely because of any activities undertaken by Novartis AG or any of its Affiliates who are not otherwise NBV Investors; and (ii) Novo Holdings A/S shall not be deemed a Competitor for purposes of this definition solely because of any activities undertaken by Novo Nordisk A/S or any of its Affiliates.

1.5. “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6. “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.7. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8. “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

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1.9. “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.10. “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11. “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12. “GAAP” means generally accepted accounting principles in the United States.

1.13. “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.14. “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.15. “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.16. “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.17. “Key Employee” means any employee of the Company at the level of vice president or above, and any other employee who develops, invents, programs or designs any Company Intellectual Property.

1.18. “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof). Notwithstanding the foregoing, Blackwell Partners LLC—Series A shall also be considered a “Major Investor”.

1.19. “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. For the avoidance of doubt, any royalty interest in the Company’s products in any form shall not be equity securities under this Agreement.

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1.20. “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21. “Preferred Director” means any director of the Company that the holders of the Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation.

1.22. “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock.

1.23. “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.24. “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.25. “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.26. “SEC” means the Securities and Exchange Commission.

1.27. “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.28. “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.29. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.30. “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

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1.31. “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.32. “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.33. “Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.001 per share.

1.34. “Series B-2 Preferred Stock” means shares of the Company’s Series B-2 Preferred Stock, par value $0.001 per share.

1.35. “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

1.36. “Requisite Holders” means (a) the holders of a majority of the Registrable Securities then outstanding, and (b) at least three of the Clarus Funds, New Enterprise Associates 14, L.P., Novartis BioVentures Ltd., Novo Holdings A/S, and Sofinnova Venture Partners IX, L.P. so long as each of such holders owns at least 2,500,000 shares of Registrable Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) (such holders, the “Major Holders”); provided that if one or more of the Clarus Funds, New Enterprise Associates 14, L.P., Novartis Bioventures Ltd., Novo Holdings A/S, or Sofinnova Venture Partners IX, L.P. shall cease to be a Major Holder, then a majority of the remaining Major Holders shall be required pursuant to clause (b) of the definition of “Requisite Holders”.

2. Registration Rights.The Company covenants and agrees as follows:

2.1. Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10.0 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

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(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1.0 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders constituting a majority of Registrable

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Securities then held by such Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2. Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3. Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, the liability of any such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

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(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4. Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of

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Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to an additional sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8. Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, trustees and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which

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notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9. Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

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2.11. “Market Stand-off” Agreement. (a) Without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3 and ending on the date specified by the Company and the managing underwriter, each Holder hereby agrees that it will not, for a period not to exceed one hundred eighty (180) days in the case of the IPO; and each Affiliated Holder hereby agrees that it will not, for a period not to exceed ninety (90) days in the case of any registration other than the IPO; or, in each case such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. For purposes of this Subsection 2.11, an “Affiliated Holder” is a Holder that holds 10% or more of the Company’s outstanding Common Stock or that has an Affiliate as a member of the Company’s Board of Directors at the time such registration statement is filed. For the avoidance of doubt, the foregoing 90 day lockup period referenced in this Subsection 2.11 shall apply only to Affiliated Holders and not to any other Holders.

(b) The foregoing provisions of this Subsection 2.11 shall not apply to (i) the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) any shares purchased in the IPO or in the open market following the IPO or (iii) the transfer of any shares to an Affiliate of a Holder or to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the Affiliate or the trustee of the trust, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

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2.12. Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell,

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pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13. Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c) the fifth (5th) anniversary of the IPO.

3. Information Rights.

3.1. Delivery of Financial Statements and Other Information. The Company shall deliver to each Major Investor (provided that such Major Investor is not a Competitor):

(a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company beginning with the fiscal year ending December 31, 2018, (1) financial statements of the Company for such fiscal year containing (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between the actual amounts as of and for such fiscal year and the comparable amounts for the prior year and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of recognized standing selected by the Company’s Board of Directors, and (2) a comparison of the actual results to those included in the Budget (as defined in Subsection 3.1(e)) for such year;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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(c) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors, including a majority of the Preferred Directors, and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(f) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless such confidential information is covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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3.2. Inspection. The Company shall permit each Major Investor (provided that such Major Investor is not a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless such confidential information is covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3. Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

3.4. Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and to the extent necessary in connection with such Investor’s tax filings, financial reporting (including with the SEC) and accounting matters; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees in writing with the Company to be bound by the provisions of this Subsection 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1. Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates; provided that, each such Affiliate: (x) is not a

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Competitor or a FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that, any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1 and 3.2 hereof), and (z) agrees to purchase, together with the applicable Investor and any of its other Affiliates to whom this right is apportioned, an aggregate of at least such number of New Securities as are allocable hereunder to the Investor holding the fewest number of Preferred Stock and any other Derivative Securities.

(a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Preferred Stock issued and held by such Investor bears to the total Preferred Stock issued and outstanding. At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Preferred Stock issued and held by such Fully Exercising Investor bears to the Preferred Stock issued and held by all Fully Exercising Investors who wish to purchase such unsubscribed shares.The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

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4.2. Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants

5.1. Insurance. The Company shall use its commercially reasonable efforts to maintain Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, including a majority of the Preferred Directors, until such time as the Board of Directors, including a majority of the Preferred Directors, determines that such insurance should be discontinued. Such policy shall not be cancelable by the Company without prior approval by the Board of Directors, including a majority of the Preferred Directors.

5.2. Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board of Directors; provided, that the nondisclosure and proprietary rights assignment agreements and noncompetition and nonsolicitation agreements entered into prior to or concurrently with the date hereof are deemed to be in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements in a manner that materially affects the applicable service provider’s nondisclosure, proprietary rights assignment, noncompetition or nonsolicitation obligations or any restricted stock or stock repurchase agreement between the Company and any employee, without the consent of a majority of the Preferred Directors.

5.3. Employee Stock. Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, all future employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for vesting of shares over a four (4) year period, with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months; provided, that such vesting would be accelerated in the event of a termination of employment without cause or resignation for good reason within twelve months following a change of control.

5.4. Matters Requiring Investor Director Approval. So long as the holders of Preferred Stock are entitled to elect a Preferred Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Preferred Directors:

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(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business, in an aggregate amount not to exceed $50,000;

(d) make, or permit any subsidiary to make, any investment inconsistent with any investment policy approved by the Board of Directors;

(e) incur, or permit any subsidiary to incur, any indebtedness in excess of $100,000 in the aggregate among the Company and all of its subsidiaries that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f) otherwise enter into or be a party to, or permit any subsidiary to enter into or be a party to, any transaction with any director, officer, or employee of the Company or any subsidiary or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person;

(g) hire, terminate, or change the compensation of the executive officers of the Company or any subsidiary, including approving any option grants or stock awards to such executive officers;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business, or permit any subsidiary to do any of the foregoing;

(i) acquire, sell, assign, license, pledge, or encumber material technology or intellectual property, or permit any subsidiary to do any of the foregoing, other than licenses granted in the ordinary course of business;

(j) enter into, or permit any subsidiary to enter into, any corporate strategic relationship involving the payment, contribution, or assignment by the Company or any subsidiary or to the Company or any subsidiary of money or assets greater than $100,000;

(k) create or authorize the creation of any stock option or other equity incentive plan or arrangement, increase the number of shares available for issuance under any such plan or arrangement or otherwise amend, waive or terminate any of the terms and provisions of such plan or arrangement, or permit any subsidiary to do any of the foregoing with respect to any equity interests in such subsidiary; or

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(l) enter into any material acquisition, transfer, license or other disposition of intellectual property rights or other assets outside the ordinary course of business or cause any subsidiary of the Company to do any of the foregoing.

5.5. Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. All meetings may take place by teleconference or videoconference. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board of Directors (including any committee thereof). The Company shall cause to be established, as soon as practicable after such request, and will maintain, audit and compensation committees, each of which shall consist solely of non-management directors and include at least three Preferred Directors. Each Preferred Director shall be entitled in such director’s discretion to be a member of (or an observer of) any committee of the Board of Directors.

5.6. Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.7. Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5.8. Right to Conduct Activities. The Company hereby agrees and acknowledges that Novo Holdings A/S, Novartis BioVentures Ltd., New Enterprise Associates 14, L.P., NEA Ventures 2012 Limited Partnership, Correlation Ventures, L.P., Sofinnova Venture Partners IX, L.P., the Clarus Funds, the Tekla Funds (as defined in Section 6.16), Rock Springs Capital Master Fund LP, RA Capital Healthcare Fund, L.P., Blackwell Partners LLC—Series A, Pivotal Alpha Limited, Adage Capital Partners, LP and HBM Healthcare Investments (Cayman) Ltd. (together with their affiliates, the “Venture Fund Purchasers”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, the Venture Fund Purchasers shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Venture Fund Purchasers in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of, or advisor to, the Venture Fund Purchasers to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a

22

detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or through participation on the Board of Directors, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.9. Board Observation Rights.

(a) For so long as Enso Ventures 2 Limited (“Enso”) holds at least 1,000,000 shares of Series B-1 Preferred Stock (as adjusted to stock splits, stock dividends or any subdivision of shares), it shall have the right to designate one individual to attend each regularly scheduled, special and other meeting (including telephonic meetings) of the Board of Directors (including each committee of the Board of Directors) of the Company as a non-voting observer (the “Observer”). Without the consent of a majority of the Board of Directors, the Observer shall not be permitted to participate in any meeting beyond his or her capacity as a silent observer. The Observer shall not be entitled to the board observation rights described in this Section 5.9(a) unless and until the Observer signs a confidentiality agreement in a form reasonably acceptable to the Company and Enso, pursuant to which the Observer agrees to hold in confidence and trust all information provided or obtained at or in connection with any such meeting that he or she has a right to observe. The Company may withhold any information and exclude any such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could, in the determination of Company’s counsel, adversely affect the attorney-client privilege between the Company and its counsel, or could result in disclosure of trade secrets or relates to a point of a conflict of interest, or if such individual is employed by or affiliated with any competitor of the Company.

(b) For so long as Tekla Funds holds at least 1,000,000 shares of Series C Preferred Stock (as adjusted to stock splits, stock dividends or any subdivision of shares), it shall have the right to designate one individual to attend each regularly scheduled, special and other meeting (including telephonic meetings) of the Board of Directors (including each committee of the Board of Directors) of the Company as a non-voting observer (the “Tekla Observer”). Without the consent of a majority of the Board of Directors, the Tekla Observer shall not be permitted to participate in any meeting beyond his or her capacity as a silent observer. The Tekla Observer shall not be entitled to the board observation rights described in this Section 5.9(b) unless and until the Observer signs a confidentiality agreement in a form reasonably acceptable to the Company and Tekla Funds, pursuant to which the Tekla Observer agrees to hold in confidence and trust all information provided or obtained at or in connection with any such meeting that he or she has a right to observe. The Company may withhold any information and exclude any such Tekla Observer from any meeting or portion thereof if access to such information or attendance at such meeting could, in the determination of Company’s counsel, adversely affect the attorney-client privilege between the Company and its counsel, or could result in disclosure of trade secrets or relates to a point of a conflict of interest, or if such individual is employed by or affiliated with any competitor of the Company.

5.10. Anti-Corruption. The Company covenants to comply with the FCPA or any other anti-bribery or anti-corruption law applicable to the Company or its subsidiaries (such as Part 12 of the United States Anti-Terrorism, Crime and Security Act of 2001; the United States Money Laundering Control Act of 1986; the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001; and the United States Foreign Corrupt Practices Act, as amended.

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6. Miscellaneous

6.1. Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Holder or any such Immediate Family Members; or (iii) after such transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2. Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during

24

normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to C. Brendan Johnson, Esq., Bryan Cave Leighton Paisner LLP, 211 North Broadway, Suite 3600, St. Louis, MO 63102.

6.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders; provided that if an amendment or a waiver adversely affects one series of Preferred Stock, then such waiver or amendment will be effective only with the written consent of the Company and the holders of a majority of the class of Preferred Stock so affected; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) Sections 5.9(a) and (b) of this Agreement may not be amended or terminated and the observance of thereof may not be waived with respect to the Observer without the written consent of Enso and with respect to the Tekla Observer without the written consent of the Tekla Funds (defined below), and (b) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7. Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

25

6.9. Entire Agreement. This Agreement (including any Schedules and Exhibits hereto), the Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New Castle County, Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New Castle County, Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

6.11. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12. Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

26

6.13. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.14. Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

6.15. Prior Agreement. The Prior Agreement is hereby amended and restated in its entirety in the manner set forth in this Agreement and such Prior Agreement is hereby terminated.

6.16. Tekla Funds. A copy of the Declaration of Trust, as amended and restated, for each of Tekla Healthcare Investors, Tekla Life Sciences Investors, Tekla Healthcare Opportunities Fund and Tekla World Healthcare Fund (collectively, the “Tekla Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Tekla Funds by an officer or trustee of the Tekla Funds in his or her capacity as an officer or trustee of the Tekla Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective Tekla Funds.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:	Galera Therapeutics, Inc.

	By:	/s/ Mel Sorensen
Name: Mel Sorensen
Title: President and Chief Executive Officer

Address:
2 West Liberty Boulevard, Suite 110
Malvern, PA 19355

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	Clarus IV-A, L.P.
By: Clarus IV GP, L.P., its General Partner
By: Clarus IV GP, LLC, its General Partner

/s/ Emmett T. Cunningham
	Name:	Emmett T. Cunningham, MD
	Title:	Managing Director

Clarus IV-B, L.P.
By: Clarus IV GP, L.P., its General Partner
By: Clarus IV GP, LLC, its General Partner

/s/ Emmett T. Cunningham
	Name:	Emmett T. Cunningham, MD
	Title:	Managing Director

Clarus IV-C, L.P.
By: Clarus IV GP, L.P., its General Partner
By: Clarus IV GP, LLC, its General Partner

/s/ Emmett T. Cunningham
	Name:	Emmett T. Cunningham, MD
	Title:	Managing Director

Clarus IV-D, L.P.
By: Clarus IV GP, L.P., its General Partner
By: Clarus IV GP, LLC, its General Partner

/s/ Emmett T. Cunningham
	Name:	Emmett T. Cunningham, MD
	Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

TEKLA HEALTHCARE INVESTORS*

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead, Ph.D.
Title:	President

*

The name Tekla Healthcare Investors is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with Tekla Healthcare Investors must look solely to the trust property for the enforcement of any claim against Tekla Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Healthcare Investors.

TEKLA LIFE SCIENCES INVESTORS*

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead, Ph.D.
Title:	President

*

The name Tekla Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with Tekla Life Sciences Investors must look solely to the trust property for the enforcement of any claim against Tekla Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Life Sciences Investors.

TEKLA HEALTHCARE OPPORTUNITIES FUND*

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead, Ph.D.
Title:	President

*

The name Tekla Healthcare Opportunities Fund is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated June 11, 2014, and all persons dealing with Tekla Healthcare Opportunities Fund must look solely to the trust property for the enforcement of any claim against Tekla Healthcare Opportunities Fund, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Healthcare Opportunities Fund.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

TEKLA WORLD HEALTHCARE FUND*

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead, Ph.D.
Title:	President

*

The name Tekla World Healthcare Fund is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated May 18, 2015, and all persons dealing with Tekla World Healthcare Fund must look solely to the trust property for the enforcement of any claim against Tekla World Healthcare Fund, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla World Healthcare Fund.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	SOFINNOVA VENTURE PARTNERS IX, L.P.
	By:	Sofinnova Management IX, L.L.C.
Its General Partner

	By:	/s/ Mike Powell
Mike Powell, Managing Member

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	NOVO HOLDINGS A/S

	By:	/s/ Thomas Dyrberg
Name: Thomas Dyrberg, under specific power of attorney
	Title:	Managing Partner

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	Novartis BioVentures Ltd.

	By:	/s/ Stephan Sandmeier
	Name:	Stephan Sandmeier
	Title:	Authorized Signatory

	By:	/s/ Florian Muellershausen
	Name:	Florian Muellershausen
	Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	New Enterprise Associates 14, L.P.
By: NEA Partners 14, L.P., its general partner
By: NEA 14 GP, LTD, its general partner

	By:	/s/ Louis S. Citron
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	NEA Ventures 2012 Limited Partnership
By: , its general partner

	By:	/s/ Louis S. Citron
	Name:	Louis S. Citron
	Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	Correlation Ventures, L.P.
as nominee for
Correlation Ventures, L.P.
Correlation Ventures Executives Fund, L.P.

By: Correlation Ventures GP, LLC

	By:	/s/ David E. Coats
	Name:	David E. Coats
	Title:	Managing Member

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Management, LLC
Its: General Partner

By:	/s/ James Schneider
Name:	James Schneider
Title:	Authorized Signatory

Address: RA Capital Management, LLC
20 Park Plaza
Suite 1200
Boston, MA 02116
Attn: General Counsel

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Abayomi A. Adigun
Name:	Abayomi A. Adigun
Title:	Investment Manager, DUMAC, Inc.
Authorized Signatory

By:	/s/ Jannine M. Lall
Name:	Jannine M. Lall
Title:	Controller, DUMAC, Inc.
Authorized Signatory

Address: Blackwell Partners LLC – Series A
280 S. Mangum Street
Suite 210
Durham, NC 27701
Attn: XXX

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	BioGenerator

	By:	/s/ Eric Gulve
	Name:	Eric Gulve
	Title:	President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	Galera Angels LLC

	By:	/s/ Robert Calcaterra
	Name:	Robert Calcaterra
	Title:	Managing Member

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	/s/ Robert A. Beardsley
Robert A. Beardsley

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	/s/ Dennis Riley Dennis Riley

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	/s/ Jeffery Keene Jeffery Keene

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	The Catherine L. Matthes Trust

	By:	/s/ Catherine L. Matthes
	Name:	Catherine L. Matthes

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	Adage Capital Partners, LP

By: Adage Capital Partners, GP, LLC, its General Partner
By: Adage Capital Advisors, LLC its Managing Member

	By:	/s/ Dan Lehan
	Name:	Dan Lehan
	Its:	Chief Operating Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	HBM HEALTHCARE INVESTMENTS (CAYMAN) LTD.

	By:	/s/ Jean-Marc LeSieur
	Name:	Jean-Marc LeSieur
	Title:	Managing Director

ADDRESS:	Attention: XXX
Governors Square, Suite #4-212-2
23 Lime Tree Bay Avenue
West Bay
Grand Cayman, Cayman Islands

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	Rock Springs Capital Master Fund LP
By: Rock Springs General Partner LLC, its general partner

	By:	/s/ Graham McPhail
	Name:	Graham McPhail
	Its:	Managing Member

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTOR:	Pivotal Alpha Limited

	By:	/s/ Sun Xintong /s/ Tang Chun Wai Nelson
	Name:	Sun Xintong Tang Chun Wai Nelson
	Its:	Directors

Address:	c/o 23/F Nan Fung Tower
88 Connaught Road C
Central, Hong Kong
Attn: Terence Lam

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

Clarus IV-A, L.P.

Clarus IV-B, L.P.

Clarus IV-C, L.P.

Clarus IV-D, L.P.

101 Main Street, Suite 1210

Cambridge, MA 02142

Attn: XXX

Email: XXX@clarusfunds.com

With a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attn: XXX

Email: XXX@lw.com

Tekla Healthcare Investors

Tekla Life Sciences Investors

Tekla Healthcare Opportunities Fund

Tekla World Healthcare Fund

c/o Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, MA 02110

Attention: XXX

Telephone: (XXX) XXX-XXXX

Facsimile: (XXX) XXX-XXXX

Email: XXX@teklacap.com

With a copy (which shall not constitute notice) to:

Reitler Kailas & Rosenblatt LLC

4 Independence Way, Suite 120

Princeton, NJ 08540

Attention: XXX

Facsimile: (XXX) XXX-XXXX

Email: XXX@reitlerlaw.com

Enso Ventures 2 Limited

c/o Albecq Trust Company Limited

Suite 6, Provident House

Havilland Street, St. Peter Port

Guernsey, GY1 2QE

Sofinnova Venture Partners IX, L.P.

3000 Sand Hill Road, Bldg. 4, Suite 250

Menlo Park, CA 94025

Novo Holdings A/S

Tuborg Havnevej 19

DK-2900 Hellerup

Denmark

Attn: XXX

Email: XXX@novo.dk

with a copy (which shall not constitute notice) to:

Novo Ventures (US), Inc.

501 2nd Street, Suite 300

San Francisco, CA 94107

Attention: XXX

Email:XXX@novo.dk

Novartis BioVentures Ltd.

Novartis Campus, Forum 1-1.32

Attn: Stephan Sandmeier

CH-4056 Basel, Switzerland

Email: XXX@novartis.com

With a copy to:

Novartis Venture Fund

Attn: XXX

100 Technology Square, Suite 3150

Cambridge, MA 02139

Email: XXX@nvfund.com

New Enterprise Associates 14, L.P.

1954 Greenspring Drive, Suite 600

Timonium, MD 21093

Attn: XXX

Email: XXX@nea.com

NEA Ventures 2012 Limited Partnership

1954 Greenspring Drive, Suite 600

Timonium, MD 21093

Attn: XXX

Email: XXX@nea.com

Correlation Ventures, L.P.

9255 Towne Centre Drive, Suite 350

San Diego, CA 92121

(XXX) XXX-XXXX Main

(XXX) XXX-XXXX Fax

BioGenerator

20 South Sarah Street

St. Louis, MO 63108

Galera Angels LLC

148 Bon Chateau Drive

St. Louis, MO 63141

Northfork Grindstone Creek LLC

c/o Marberry Eagle, CPAs, p.c.

414 E. Broadway, Suite 300

Columbia, MO 65201

Robert A. Beardsley, PhD

XXX

XXX

Regina A. Buckler

XXX

XXX

Jeffery Keene, PhD

XXX

XXX

The Catherine L. Matthes Trust

XXX

XXX

Homer Pearce

XXX

XXX

Dennis Riley, PhD

XXX

XXX

The Weiss Family Revocable Living Trust, Randy Herman Weiss and Rose Gene Weiss, Trustees, Date of Trust: March 26, 2002, amended April 5, 2010

XXX

XXX

RA Capital Healthcare Fund, L.P.

RA Capital Management, LLC

20 Park Plaza

Suite 1200

Boston, MA 02116

Attn: General Counsel

Blackwell Partners LLC – Series A

280 S. Mangum Street

Suite 210

Durham, NC 27701

Attn: XXX

Rock Springs Capital Master Fund LP

Rock Springs Capital

650 South Exeter Street Suite 1070

Baltimore, Maryland. 21202

Attention: General Counsel

With copies by email as follows:

XXX@rockspringscapital.com; XXX@rockspringscapital.com

Adage Capital Partners, LP

200 Clarendon St, 52nd Floor

Boston, MA 02116

HBM Healthcare Investments (Cayman) Ltd.

Attention: XXX

Governors Square, Suite #4-212-2

23 Lime Tree Bay Avenue

West Bay

Grand Cayman, Cayman Islands

Pivotal Alpha Limited

c/o 23/F Nan Fung Tower

88 Connaught Road C

Central, Hong Kong

Attn: XXX

GALERA THERAPEUTICS, INC.

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement (this “Amendment”), is made and entered into as of October 25, 2019, by and among Galera Therapeutics, Inc. (the “Company”) and the Investors signatory hereto.

WHEREAS, the Company, the Investors signatory hereto and other Investors entered into that certain Second Amended and Restated Investors’ Rights Agreement, dated as of August 30, 2018 (the “Agreement”);

WHEREAS, pursuant to Section 6.6 of the Agreement, the Agreement may be amended by written agreement of the Company and the Requisite Holders;

WHEREAS, the Company and the Investors signatory hereto constitute the Requisite Holders; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

1.    Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

2.    Amendments.

(a)    Section 1.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.8    “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (v) a registration relating to the IPO.”

(b)    Effective upon the consummation of the IPO, Section 1.23 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.23.    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors prior to the IPO; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

(c)    Effective upon the consummation of the IPO, Section 1.36 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.36.    “Requisite Holders” means the holders of a majority of the Registrable Securities then outstanding.”

(d)    Section 6.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.5. Notices.

(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto or as on the books and records of the Company, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such electronic mail address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to C. Brendan Johnson, Esq., Bryan Cave Leighton Paisner LLP, 211 North Broadway, Suite 3600, St. Louis, MO 63102.

(b)    Each Investor consents to the delivery of any stockholder notice pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to

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Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s name on Schedule A hereto, as updated from time to time by notice to the Company, or as on the books and records of the Company. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.”

(e)    Effective upon the consummation of the IPO, Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.6.    Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.”

3.    Effective Date. This Amendment shall be effective upon the execution hereof by the Company and the Requisite Holders.

4.    No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all of the terms and conditions and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and, except as set forth in Section 2 of this Amendment, shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

5.    Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” and words or expressions of similar import shall be deemed a reference to the Agreement as amended hereby. Upon execution of this Amendment by the Company and the Requisite Holders, this Amendment shall be binding on all parties to the Agreement, regardless of whether such party has consented to this Amendment.

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6.    Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.    Captions. All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof.

8.    Severability.    If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

9.    Counterparts; Execution. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, and all of which together shall constitute one instrument. Delivery or acceptance of this Amendment or any portion thereof by facsimile transmission or digitally, or in any electronic fashion or other transmission method (including without limitation, pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall have the same effect as if delivered personally and any such transmission signature, initial or notation, shall have the same effect as if it were an original and shall be binding upon the maker thereof.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

GALERA THERAPEUTICS, INC.

By:	/s/ Mel Sorensen
Name:	Mel Sorensen
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Clarus IV-A, L.P.

By:	Clarus IV GP, L.P., its General Partner
By:	Blackstone Clarus GP, L.P., its General Partner
By:	Blackstone Clarus GP L.L.C., its General Partner
By:	Blackstone Holdings II L.P., its Managing Member
By:	Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Emmett Cunningham, MD, PhD, MPH
Name:	Emmett Cunningham, MD, PhD, MPH
Title:	Senior Managing Director

Clarus IV-B, L.P.

By:	Clarus IV GP, L.P., its General Partner
By:	Blackstone Clarus GP, L.P., its General Partner
By:	Blackstone Clarus GP L.L.C., its General Partner
By:	Blackstone Holdings II L.P., its Managing Member
By:	Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Emmett Cunningham, MD, PhD, MPH
Name:	Emmett Cunningham, MD, PhD, MPH
Title:	Senior Managing Director

[Signature Page to Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Clarus IV-C, L.P.

By:	Clarus IV GP, L.P., its General Partner
By:	Blackstone Clarus GP, L.P., its General Partner
By:	Blackstone Clarus GP L.L.C., its General Partner
By:	Blackstone Holdings II L.P., its Managing Member
By:	Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Emmett Cunningham, MD, PhD, MPH
Name:	Emmett Cunningham, MD, PhD, MPH
Title:	Senior Managing Director

Clarus IV-D, L.P.

By:	Clarus IV GP, L.P., its General Partner
By:	Blackstone Clarus GP, L.P., its General Partner
By:	Blackstone Clarus GP L.L.C., its General Partner
By:	Blackstone Holdings II L.P., its Managing Member
By:	Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Emmett Cunningham, MD, PhD, MPH
Name:	Emmett Cunningham, MD, PhD, MPH
Title:	Senior Managing Director

[Signature Page to Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SOFINNOVA VENTURE PARTNERS IX, L.P.

By:	Sofinnova Management IX, L.L.C.
Its General Partner

By:	/s/ Michael Powell
Michael Powell, Managing Member

[Signature Page to Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NOVO HOLDINGS A/S

By:	/s/ Thomas Dyrberg
Name:	Thomas Dyrberg, under specific power of attorney
Title:	Managing Partner

[Signature Page to Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NOVARTIS BIOVENTURES LTD.

By:	/s/ Bart Dzikowski
Name:	Bart Dzikowski
Title:	Secretary of the Board

By:	/s/ Stephan Sandmeier
Name:	Stephan Sandmeier
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NEW ENTERPRISE ASSOCIATES 14, L.P.

By:	NEA Partners 14, L.P., its general partner
By:	NEA 14 GP, LTD, its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

[Signature Page to Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NEA VENTURES 2012 LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer